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                                                                   EXHIBIT 10.23


                             CONTRIBUTION AGREEMENT


         This Contribution Agreement, dated as of December 19, 2000, is by and between Beacon Education Management, Inc., a Delaware corporation ("Beacon"), and William R. Hambrecht, as Trustee (the "Trustee") of the Hambrecht 1980 Revocable Trust formed under that certain Trust Agreement originally dated September 4, 1980, as amended and restated by agreement dated and executed on November 23, 1999 (the "Trust").

         WHEREAS, People's Capital and Leasing Corp., a Connecticut corporation (the "Lender") has agreed to simultaneously make five (5) separate term loans (collectively, the "Term Loans" and individually, a "Term Loan") that are in the aggregate principal amount of up to $1,347,000.00 to five (5) different charter schools, which Term Loans are more particularly described as follows: (1) a Term Loan in the original principal amount of $196,037.67 to Lowell Community Charter School, a body politic and corporate created and existing under Mass. Gen. Laws, Chapter 71, Section 89 ("LCCS"); (2) a Term Loan in the original principal amount of $198,316.88 to South Buffalo Charter School, an education corporation incorporated by the Board of Regents of the State of New York ("SBCS"); (3) a Term Loan in the original principal amount of $148,090.57 to Community Charter School Group, d/b/a Southwest Charter School, a Missouri non-profit corporation incorporated pursuant to Chapter 355, RSMo ("SWCS"); (4) a Term Loan in the original principal amount of $326,831.38 to St. Louis Charter School, a Missouri non-profit corporation incorporated pursuant to Chapter 355, RSMo ("SLCS"); and
(5) a Term Loan in the original principal amount of $477,604.45 to Thurgood Marshall Academy, a Missouri non-profit corporation incorporated pursuant to Chapter 355, RSMo ("TMA") (LCCS, SBCS, SWCS, SLCS, and TMA are sometimes hereinafter referred to collectively and individually as the "Borrowers"), each said Term Loan to be evidenced by a Loan and Security Agreement of even date herewith in the applicable principal amount (collectively and individually, the "Loan and Security Agreements");

         WHEREAS, in connection with the Term Loans, Trustee has executed five
(5) Limited Guaranty Agreements by the Trust in favor of Lender all of even date herewith in the aggregate maximum principal amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00) (collectively, "Limited Guaranty");

         WHEREAS, Beacon has requested that Trustee provide the Limited Guaranty to support the obligations of the Borrowers under the Term Loans, and Beacon, as manager of the Borrowers, will receive direct financial benefits as a result of the Term Loans; and

         WHEREAS, Trustee has requested that Beacon acknowledge in writing its agreement to indemnify Trustee from all claims and losses that may be asserted against Trustee by Lender under the Limited Guaranty.

         NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained herein, and in order to induce Trustee to execute the Limited Guaranty, the parties agree as follows:


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         1.       Reimbursement by Beacon. If at any time, and from time to
time, Lender shall have made a demand on Trustee for payment under the Limited Guaranty or Trustee shall have otherwise made any payment to Lender on account of Borrowers' obligations under the Term Loan and Security Agreements, then Beacon shall, on demand by Trustee, reimburse Trustee within ten (10) days for all amounts Trustee has paid to Lender. No forbearance or failure by Trustee to demand reimbursement from Beacon on any occasion or with respect to any payment shall be deemed a waiver of the right to seek reimbursement of any other or subsequent payment on one or more other occasions.

         2. Notice of Default by Borrowers. If an Event of Default (as defined in the Loan and Security Agreements) shall occur, then within five (5) days after Beacon has knowledge of such Event of Default Beacon shall furnish or cause to be furnished to Trustee a written statement describing such Event of Default.

         3. Representations and Warranties of Beacon. Beacon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Beacon has all requisite power and authority, rights and franchises to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by Beacon are within Beacon's power and have been duly authorized. This Agreement has been duly executed by Beacon and is a legally valid and binding obligation of Beacon, enforceable against Beacon in accordance with its terms, except as enforceability thereof may be affected by (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and (ii) availability of certain equitable remedies may be limited by certain equitable principles of general applicability.

         4. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, delivered or sent by telecopy or via a nationally-recognized overnight courier service with charges prepaid, and shall be deemed received upon the earlier of:
(a) if delivered personally or via overnight courier, the date of delivery to the address of the person to receive such notice, (b) if mailed, upon the date of receipt as disclosed on the return receipt, (c) if telecopied, the date of receipt as disclosed by the transmission record.

         To Trustee:         The Hambrecht 1980 Revocable Trust
                             539 Bryant Street, Suite 100
                             San Francisco, CA  94107
                             Attention: William R. Hambrecht, Trustee

         To Beacon:          Beacon Education Management, Inc.
                             28 White Bridge Road, Suite 210
                             Nashville, TN  37205
                             Attn: Chairman

Notice of change of address shall be given by written notice in the manner detailed in this Section. Rejection or other refusal to accept or the inability to deliver because of changed


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address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

         5. Survival of Warranties. All agreements, representations and warranties made in this Agreement and in any related certificates and agreements shall survive the execution and delivery of this Agreement and the expiration of the Limited Guaranty, and shall continue until any and all sums payable under this Agreement shall have been paid and performed in full.

         6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         7. Headings. Sections and other headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         8. No Waiver. Any delay or omission of Trustee in exercising any right or power arising from any default by Beacon shall not be construed as a waiver of such default nor shall any single or partial exercise thereof preclude any further exercise thereof. Trustee may, at its option, waive any of the conditions herein, and any such waiver shall not be deemed a waiver of Trustee's rights hereunder but shall be deemed to have been made in pursuance of this Agreement and not in modification thereof.

         9. No Third Party Benefits. This Agreement is made for the sole benefit of Beacon and Trustee and their successors and permitted assigns. No other person or persons shall have any rights or remedies under or by reason of this Agreement or to exercise any right or power of Trustee hereunder. Subject to the foregoing restrictions, this Agreement shall inure to the benefit of Trustee and its successors and assigns and binds Beacon and its successors and assigns.

         10. Entire Agreement. This Agreement constitutes the entire understanding between the parties and may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto.

         11. California Law. This Agreement shall be construed in accordance with the internal laws of the State of California, without regard to its conflicts of laws principles.

         12. Waiver of Jury Trial, Set-Off and Counterclaim. Beacon and Trustee waive the right of trial by jury and the Beacon waives the right to interpose any set-off or counterclaim of any kind or description in any such litigation.

         13. Severability. In the event that any provision of this Agreement is found to be illegal or unenforceable, the remainder of this Agreement shall remain in full force and effect.



                     [THIS SPACE INTENTIONALLY LEFT BLANK.]


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         14.      Alternative Dispute Resolution. All claims, including any and all questions of law or fact relating thereto, shall, at the written request of any party, be determined by reference to a single neutral referee to be selected by the parties, who shall be a retired state or federal judge with at least five years of judicial experience in civil matters. In the event that the parties cannot agree upon a referee, the referee shall be appointed by the court. The parties shall equally bear the fees and expenses of the referee unless the referee otherwise provides in the statement of decision. Except as provided in this Agreement, the reference shall be conducted pursuant to California law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"Trustee":                               /s/ William R. Hambrecht
                                 --------------------------------------------
                                 WILLIAM R. HAMBRECHT, as Trustee of
                                 The Hambrecht 1980 Revocable Trust



"Beacon":                        BEACON EDUCATION MANAGEMENT,
                                 INC.


                                 By:     /s/ Michael B. Ronan
                                   ------------------------------------------
                                   Michael B. Ronan,
                                   President and Chief Operating Officer


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